Gibson, Dunn & Crutcher LLP 811 Main Street Houston, TX 77002-6117 Tel 346.718.6600 gibsondunn.com
May 10, 2023

SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024

Re: SilverBow Resources, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SilverBow Resources, Inc., a Delaware corporation (the “Company”), and SilverBow Resources Operating, LLC, a Texas limited liability company (the “Guarantor”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(ii)    guarantees of the Debt Securities by the Guarantor (the “Debt Securities Guarantees”);

(iii)    shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and associated preferred share purchase rights (the “Rights”) the terms of which are set forth in the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of September 20, 2022 (the “Rights Agreement”);

(iv)    shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);
(v)    depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”); and

(vi)    warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Debt Securities Guarantees (the “Warrants”).

The Debt Securities, Debt Securities Guarantees, Common Stock, Rights, Preferred Stock, Depositary Shares, and Warrants are collectively referred to herein as the “Primary Securities.” The Senior Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantor and a financial institution to be named at the time such indenture is executed (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”).
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SilverBow Resources, Inc.
May 10, 2023

The Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantor and Trust Company, as indenture trustee (the “Subordinated Base Indenture,” and together with the Senior Base Indenture, the “Base Indentures”).
In addition, the Registration Statement relates to the offering and sale from time to time pursuant to Rule 415 under the Securities Act by the selling stockholder identified in the Registration Statement of up to an aggregate of 4,112,540 shares of the Company’s common stock, par value $0.01 per share (the “Selling Stockholder Shares” and, together with the Primary Securities, the “Securities”).
In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Debt Securities and Debt Securities Guarantees, specimen Common Stock and Rights certificates, the Rights Agreement and such other documents, corporate records, certificates of officers of the Company, the Guarantor and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.
We have assumed without independent investigation that:
(i)    at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)    at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Primary Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)    all Primary Securities will be issued and all Securities will be sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)    at the Relevant Time, all corporate or other action required to be taken by the Company or the Guarantor, as applicable, to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Primary Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Primary Securities), delivery and performance of the Primary Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect;

(v)    upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

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SilverBow Resources, Inc.
May 10, 2023

(vi)    in the case of Debt Securities and Debt Securities Guarantees, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; and
(vii)    at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company or the Guarantor and duly executed and delivered by the Company or the Guarantor and the other parties thereto.
Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:
1.    With respect to any Debt Securities and related Debt Securities Guarantees, when:
a.    the terms and conditions of such Debt Securities and Debt Securities Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,
b.    any such supplemental indenture has been duly executed and delivered by the Company, the Guarantor and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and
c.    such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Guarantor obligated thereon, enforceable against such Guarantor in accordance with their respective terms.
2.    With respect to shares of Common Stock and the associated Rights, when:
a.    such shares of Common Stock and the associated Rights have been duly executed (in the case of certificated shares of Common Stock) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and
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SilverBow Resources, Inc.
May 10, 2023

b.    any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable and such Rights will be validly issued.
3.    With respect to any shares of Preferred Stock, when:
a.    the certificate of designations relating to such Preferred Stock (the “Certificate of Designations”) has been duly executed and filed with the Office of the Secretary of State of the State of Delaware,
b.    such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preferred Stock, and
c.    any such Convertible Security was previously validly issued and is fully paid an non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
4.    With respect to Depositary Shares, when:
a.    a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company,
b.    the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and
c.    the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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SilverBow Resources, Inc.
May 10, 2023

5.    With respect to any Warrants, when:
a.    the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,
b.    the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and
c.    the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.    The Selling Stockholder Shares are validly issued, fully paid and non-assessable.
The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:
A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York and the United States of America (ii) for purposes of paragraphs 2, 3 and 6 above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 2, 3 and 6 above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
B.    The opinions above with respect to the Indenture, the Debt Securities and the related Debt Securities Guarantees, the depositary receipts representing the Depositary Shares, the Deposit Agreement, the Warrants and the Warrant Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter
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SilverBow Resources, Inc.
May 10, 2023

of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any purported fraudulent transfer “savings” clause; or (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.
D.    To the extent relevant to our opinions in paragraphs 4 and 5 and not covered by our opinions in paragraphs 1, 2, or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares or Warrants are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.
E.    We express no opinion regarding the Rights Agreement or whether or not the Board of Directors in adopting the Rights Agreement and approving the issuance of the Rights acted in a manner consistent with its fiduciary duties under applicable law and the opinion in paragraph 2 is based upon the assumption that such adoption and issuance was consistent with such duties. Furthermore, we advise you that the Board of Directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time.
You have informed us that you intend to issue Primary Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Primary Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Primary Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP
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